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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-163615, 333-161414, 333-126798, and 333-126356 and Form S-8 Nos. 333-164892, 333-157275, 333-149253, 333-140760 and 333-117173) of Momenta Pharmaceuticals, Inc. and where applicable, in the related Prospectuses of our reports dated March 12, 2010, with respect to the consolidated financial statements of Momenta Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Momenta Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

                              /s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2010

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  Exhibit 23.1